Exhibit 99.1

ASCENT CAPITAL GROUP TO PRESENT AT

IMPERIAL CAPITAL SECURITY INVESTOR CONFERENCE

DENVER, CO —December 8, 2011 — Ascent Capital Group, Inc (Nasdaq: ASCMA) announced today that it will present to attendees of Imperial Capital’s Security Investor Conference, being held at the Waldorf Astoria in New York, NY on Tuesday, December 13, 2011 at 11:30 am EST.  John Orr, Senior Vice President of Ascent, and Michael Haislip, Executive Vice President of Ascent and President and Chief Executive Officer of Monitronics International, Inc., will present.

Following the event, a copy of management’s presentation will be posted to the Ascent investor relations website at http://www.ascentcapitalgroupinc.com/Investor-Relations.aspx.

For more information on the conference, please visit the Imperial Capital conference website at http://www.securityinvestorconference.com/.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiaries, including Monitronics, one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com